UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 North Galayda Street

Houston, TX 77086

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2015, Independence Contract Drilling, Inc. (the “Company”) entered into a Third Amendment to the Amended and Restated Credit Agreement dated as of November 5, 2014 (the “Third Amendment”), by and among ICD, the Lenders and CIT, as Administrative Agent, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement, dated March 4, 2015 and (ii) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 17, 2015 (as so amended, and as otherwise amended, supplemented, revised, restated or otherwise modified from time to time, the “Credit Agreement”).

Among other things, the Third Amendment (a) decreases the aggregate amount of commitments under the Credit Agreement from $155 million to $125 million, and (b) amends the Leverage Ratio, Rig Utilization and Fixed Charge Coverage ratio covenants as described below. No changes were made to pricing terms under the Credit Agreement or to its Maturity Date.

The Third Amendment modifies the Leverage Ratio covenant (defined as Net Funded Debt to EBITDA) to provide as follows as of the following dates:

•	December 31, 2015: 3.75

•	March 31, 2016: 3.75

•	June 30, 2016: 4.00

•	September 30, 2016: 4.25

•	December 31, 2016: 4.50

•	March 31, 2017: 4.00

•	Thereafter: 3.00.

Under the Credit Agreement, as amended, for purposes of calculating EBITDA, non-cash stock-based compensation is added back to EBITDA as well as up to $2.0 million of previously capitalized construction costs that may be incurred in 2016.

The Third Amendment modifies the Rig Utilization Ratio covenant to provide for 60% utilization in 2016 and 70% utilization in 2017. For purposes of calculating the Rig Utilization Ratio, the Credit Agreement continues to exclude decommissioned rigs and rigs never included in the Credit Facility borrowing base for purposes of calculating the Rig Utilization Ratio.

The Third Amendment modifies the Fixed Charge Coverage Ratio covenant to exclude the following items for purposes of calculating the Fixed Charge Ratio under this covenant: (1) capital expenditures (other than maintenance capital expenditures) incurred prior to November 1, 2015; (2) capital expenditures relating to the conversion of certain non-walking rigs, and (3) up to $2.8 million of additional capital expenditures for certain committed purchases.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to the Amended and Restated Credit Agreement dated as of November 5, 2014 (the “Third Amendment”), by and among ICD, the Lenders and CIT, as Administrative Agent, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement, dated March 4, 2015 and (ii) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: October 21, 2015	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to the Amended and Restated Credit Agreement dated as of November 5, 2014 (the “Third Amendment”), by and among ICD, the Lenders and CIT, as Administrative Agent, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement, dated March 4, 2015 and (ii) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 17, 2015.